                                                                 EXHIBIT 3.1

                           U.S. HOME CORPORATION

                            AMENDED AND RESTATED

                                  BY-LAWS

1.       MEETINGS OF STOCKHOLDERS.

                  1.1 Annual Meeting. The annual meeting of the holders of the capital stock (the "Stockholders") of U.S. Home Corporation (the "Corporation") will be held within five calendar months after the end of each fiscal year of the Corporation and will be held at a place and time determined by the board of directors of the Corporation (the "Board of Directors"). Any previously scheduled annual meeting of the Stockholders may be postponed by resolution of the Board of Directors upon informing the Stockholders, by any means reasonably calculated to so inform them of such postponement, on or prior to the date previously scheduled for such annual meeting of Stockholders; provided, that such means of informing the Stockholders of such postponement complies with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  1.2 Special Meetings. Special meetings of the Stockholders may be called only by a majority of the entire Board of Directors, and will be held at such time as may be fixed by the Board of Directors and stated in the notice of such meeting. Any previously scheduled special meeting of the Stockholders may be postponed by resolution of the Board of Directors upon informing the Stockholders, by any means reasonably calculated to so inform them of such postponement on or prior to the date previously scheduled for such special meeting of Stockholders; provided, that such means of informing the Stockholders of such postponement complies with all applicable requirements of the Exchange Act. The purpose or purposes of any special meeting of Stockholders will be set forth in the Corporation's notice of meeting, and, except as otherwise required by law or by the second restated certificate of incorporation of the Corporation (the "Certificate of Incorporation"), no business will be conducted at any special meeting of Stockholders other than the items of business stated in the Corporation's notice of meeting.

                  1.3 Place and Time of Meetings. Meetings of the Stockholders may be held in or outside Delaware at the place and time specified by the Board of Directors or the directors or Stockholders requesting the meeting.

                  1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of Stockholders will be given to each Stockholder entitled to vote at the meeting, except that (i) it will not be necessary to give notice to any Stockholder who submits a signed waiver of notice before or after the meeting, or is deemed to waive notice, and (ii) no notice of an adjourned meeting need be given except when required under Section 1.5 or
1.12 of these By-Laws or by law. Each notice of a meeting will be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and will state the time and place of the meeting, and unless it is the annual meeting, will state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice will be considered given when mailed to a Stockholder at his address on the Corporation's records. The attendance of any Stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, will constitute a waiver of notice by him.

                  1.5 Quorum. At any meeting of Stockholders, the presence in person or by proxy of the holders of the shares of capital stock of the Corporation having a majority of the votes which could be cast by the holders of all issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting will constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no Stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting will be given pursuant to Section
1.4 hereof.

                  1.6 Voting; Proxies. Each Stockholder of record will be entitled to the number of votes set forth in the Certificate of Incorporation. Corporate action to be taken by Stockholder vote, other than the election of directors, will be authorized by a majority of the votes cast at a meeting of Stockholders, except as otherwise provided by law, the Certificate of Incorporation or by any provision of these By-Laws. Directors will be elected in the manner provided in Sections 2.1 and 2.2 hereof. Voting need not be by ballot unless requested by a Stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors will be by written ballot, unless otherwise provided in the Certificate of Incorporation. Each Stockholder entitled to vote at any meeting of Stockholders may authorize another person to act for him or her by proxy. Every proxy must be signed by the Stockholder or his attorney-in-fact. No proxy will be valid after three years from its date unless it provides otherwise.

                  1.7 List of Stockholders. Not less than 10 days prior to the date of any meeting of Stockholders, the secretary of the Corporation will prepare a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in his or her name. For a period of not less than 10 days prior to the meeting, the list will be available during ordinary business hours for inspection by any Stockholder for any purpose germane to the meeting. During this period, the list will be kept either (i) at a place within the city where the meeting is to be held, if that place is specified in the notice of the meeting, or (ii) if not so specified, at the place where the meeting is to be held. The list will also be available for inspection by Stockholders at the time and place of the meeting.

                  1.8 No Action by Consent Without a Meeting. Action by written consent of Stockholders will be governed by Article FOURTH of the Certificate of Incorporation.

                  1.9 Organization. Meetings of the Stockholders will be presided over by the chairman, or if the chairman is not present, by the president, or, if neither of them is present, by a vice president, or, if neither the chairman, the president nor a vice president is present, by a chairman to be chosen at the meeting. The secretary of the Corporation, or in his absence, an assistant secretary, will act as secretary of the meeting, or, if neither the secretary nor an assistant secretary is present, then the meeting will choose its secretary.

                  1.10 Inspectors of Election. The Corporation may, and will if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting will appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, will take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated will (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and reports will specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at any election may serve as an inspector at such election.

                  1.11 Conduct of Meetings. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

                  1.12 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock of the Corporation or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, will, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and (ii) in the case of any other action, will not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  1.13 Business at Meetings. Only business which is properly brought before a meeting in accordance with the procedures set forth in these By-Laws shall be conducted at such meeting. At any meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) in the case of any annual meeting only or as otherwise required by law, by any Stockholder who is a Stockholder of record at the time of the giving of notice hereinafter provided for in these By-Laws, who shall be entitled to vote at any such meeting and who complies with the notice and delivery procedures hereinafter set forth in these By-Laws. Except as otherwise required by law or by the Certificate of Incorporation, no business will be conducted at any special meeting of Stockholders other than the items of business stated in the Corporation's notice of meeting.

                  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. If the chairman of the meeting shall determine either that a nomination was not made in accordance with the procedures prescribed by these By-Laws, that a nominee has not met the qualification requirements, if any, set forth in these By-Laws or otherwise, or that business was not properly brought before the meeting in accordance with the procedures prescribed by these By-Laws, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be conducted, as the case may be; such determination shall not be appealable by the Stockholders.

                  1.14   Nominations  by  Stockholders   and  Proposals  by
Stockholders Generally. Nominations by Stockholders and proposals by Stockholders for the conduct of any business shall be made pursuant to timely notice in writing to the secretary of the Corporation and timely delivery of the information provided for in these By-Laws to all of the Stockholders. To be timely, a Stockholder's notice shall be personally delivered to or mailed by certified mail and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days from such anniversary date or delayed by more than 60 days from such anniversary date, notice by the Stockholder to be timely must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made (which may include the delivery of notice to the New York Stock Exchange, the mailing of notice of the date of the meeting to the Stockholders, any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service) and (b) if otherwise permitted pursuant to these By-Laws or required by law, in the case of a special meeting, not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made (which may include the delivery of notice to the New York Stock Exchange, the mailing of notice of the date of the meeting to the Stockholders, any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service). Such Stockholder's notice shall set forth, as the case may be, (i) as to each person whom the Stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and information establishing such person's fulfillment of any qualification requirements set forth in these By-Laws or otherwise; (ii) as to each matter which the Stockholder proposes to bring before such meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such Stockholder,
(B) the class and number of shares of the Corporation which are owned by such Stockholder and (C) a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons whom such Stockholder specified in the notice or to propose the conduct of the business specified in the notice, as the case may be.

                  Notwithstanding the forgoing provisions of this By-Law, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to solicitation of proxies and the matters set forth in these By-Laws. In addition, and without limiting the generality of the foregoing, nothing in these By-Laws shall be deemed to affect any rights of a Stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange
 Act.

                  1.15 Additional Procedures for Nominations by Stockholders and Proposals by Stockholders. In addition to the notice to the Corporation set forth in Section 1.14 of these By-Laws, in order for a Stockholder to properly nominate or elect a director, whether at a meeting or by consent of Stockholders (to the extent such action by Stockholders may be taken by consent without meeting in accordance with the Certificate of Incorporation), or propose the conduct of business at a meeting or by consent of Stockholders (to the extent such action by Stockholders may be taken by consent without meeting in accordance with the Certificate of Incorporation), such Stockholder shall mail, or otherwise cause to be delivered, to all of the Stockholders, as the case may be, (a) as to each person whom such Stockholder proposes to nominate for election as a director, the name of such person, together with all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A or Regulation 14C promulgated under the Exchange Act, and any other information required by the proxy rules promulgated under the Exchange Act, and (b) as to each matter which the Stockholder proposes to bring before the meeting or have acted on by consent, a brief description of the business desired to be brought before the meeting or have acted on by consent and the reasons for conducting such business at the meeting or by consent, together with all information relating to such proposal that is required to be disclosed in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A or by Regulation 14C promulgated under the Exchange Act, and any other information required by the proxy rules promulgated under the Exchange Act. To be timely, such information shall be mailed to all of the Stockholders not less than 30 days prior to the date of such meeting or, if later, the second day following the day on which public announcement of the date of the meeting is first made (which may include the delivery of notice to the New York Stock Exchange, the mailing of notice of the date of the meeting to the Stockholders, any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service). Such Stockholder may request the Corporation to mail promptly such information to all of the Stockholders on such Stockholder's behalf, and the expense of such mailing shall be borne by the Corporation. If, pursuant to the proxy rules promulgated under the Exchange Act, the Corporation is obligated to include such Stockholder's proposal in its own proxy statement, the provisions of this paragraph shall be deemed satisfied.

2.       BOARD OF DIRECTORS.

                  2.1 Powers. (a) Subject to applicable law and the Certificate of Incorporation, the business and affairs of the Corporation will be managed by the Board of Directors; and all powers of the Corporation may be exercised by or under the authority of the Board of Directors.

                  (b)  Subject to  applicable  law and the  Certificate  of
Incorporation, and in addition to all other matters requiring approval by the Board of Directors, approval by the Board of Directors will be required for the following matters: (i) the dismissal and appointment of the chairman, president or any vice president of the Corporation, (ii) the compensation of the chairman, president or any vice president of the Corporation, (iii) any material change in the business of the Corporation,
(iv) any acquisition of unimproved real property or acreage by the Corporation which is material to the Corporation and its subsidiaries on a consolidated basis in any single transaction including, without limitation, option deposits, joint venture investments and forward commitments, involving an expenditure in excess of $10 million, (v) other than transactions covered by the preceding clause, material capital expenditures, borrowings (other than borrowings under a revolving credit facility if the Board of Directors has previously authorized the Corporation to enter into any such facility) and other commitments by the Corporation in excess of $10 million per transaction (excluding transactions involving housing inventory) and (vi) the annual business plan and budget of the Corporation. Approval by the Corporation, as shareholder, of any action taken by a subsidiary of U.S. Home of the type described in clauses (iii), (iv) or (v) will require prior approval by the Board of Directors.

                  2.2 Number and Election. The Board of Directors will consist of the number of directors as determined in accordance with paragraph 1 of Article SIXTH of the Certificate of Incorporation. Directors will be elected by a plurality of the votes cast in accordance with the provisions of Section 2.3 hereof, and subject to the provisions of Section
2.13 hereof.

                  2.3 Classes and Term. The classes and terms of the directors will be as set forth in Article SIXTH of the Certificate of Incorporation.

                  2.4 Quorum and Manner of Acting. A majority of the Board of Directors will constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.13 hereof. Subject to Section
2.13 hereof and the Certificate of Incorporation, action of the Board of Directors will be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

                  2.5   Place  of  Meetings.   Meetings  of  the  Board  of
Directors may be held in or outside Delaware.

                  2.6 Annual and Regular Meetings. Annual meetings of the Board of Directors, for the election of officers and consideration of other matters, will be held either (i) without notice immediately after the annual meeting of Stockholders and at the same place or (ii) as soon as practicable after the annual meeting of Stockholders, on notice as provided in Section 2.8 hereof. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors determines. If the day fixed for a regular meeting is a legal holiday, the meeting will be held on the next business day.

                  2.7 Special Meetings. Special meetings of the Board of Directors may be called by the chairman, the president or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

                  2.8 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board of Directors, and of each annual meeting not held immediately after the annual meeting of Stockholders and at the same place, will be given to each director by mailing it to him at his or her residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telecopying it to him or her at least two days before the meeting. Notice of a special meeting will also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

                  2.9 Board of Directors or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by any committee of the Board of Directors may be taken without a meeting if all of the members of the Board of Directors or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board of Directors or the committee will be filed with the minutes of the proceeding of the Board of Directors or of the committee.

                  2.10 Participation in Board of Directors or Committee Meetings by Conference Telephone. Any or all members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or of the committee by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means will constitute presence in person at the meeting.

                  2.11  Resignation.   Subject  to  Article  SIXTH  of  the
Certificate of Incorporation, any director may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, will not be necessary to make it effective.

                  2.12 Removal. A director may only be removed from office in accordance with Article SIXTH of the Certificate of Incorporation.

                  2.13 Vacancies. Any vacancy in the Board of Directors will be filled in accordance with Article SIXTH of the Certificate of Incorporation.

                  2.14   Compensation.    Directors   will   receive   such
compensation   as  the  Board  of  Directors   determines,   together  with
reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

                  2.15 Nominations of Directors. Nominations of persons for election to the Board of Directors may only be made (a) by the Board of Directors in accordance with Article SIXTH of the Certificate of Incorporation or (b) other than nominations of persons for election to the Board of Directors due to expiring terms of directors, at any meeting of Stockholders (i) by or at the direction of the Board of Directors or (ii) by any Stockholder who is a Stockholder of record at the time of the giving of notice provided for in these By-Laws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice and delivery procedures set forth in these By-Laws; provided that such nominations by Stockholders at a special meeting of Stockholders may only be made at any such meeting at which directors are to be elected pursuant to the Corporation's notice of meeting or as otherwise required by law or permitted by these By-Laws.

3.       COMMITTEES.

                  3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an Executive Committee of two or more directors, which will include the chairman and president and which will have all the powers and authority of the Board of Directors, except as otherwise provided in such resolution, section 141(c) of the Delaware General Corporation Law, any other applicable law or Section 2.1(b) hereof. The members of the Executive Committee will serve at the pleasure of the Board of Directors. All actions of the Executive Committee will be reported to the Board of Directors at its next meeting.

                  3.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate other committees of directors of one or more directors, which will serve at the pleasure of the Board of Directors and have such powers and duties as the Board of Directors determines.

                  3.3 Rules Applicable to Committees. The Board of Directors may designate one or more directors as alternate members of any committee who would otherwise qualify under Sections 3.1 and 3.2 hereof, who may replace any absent or disqualified member at any meeting of the committee. All action of a committee will be reported to the Board of Directors at its next meeting. Each committee will adopt rules of procedure and will meet as provided by those rules or by resolutions of the Board of Directors.

4.       OFFICERS.

                  4.1 Classes. The officers of the Corporation will be divided into two classes: corporate officers who will be officers of the Corporation for all purposes with the powers and authority for their respective offices as set forth in Section 4.2 hereof, and division officers who will be officers of the Corporation for limited purposes and with limited authority for their respective offices as set forth in Section
4.3 hereof.

                  4.2   Corporate Officers.

                        4.2.1 Election. Corporate officers will be chosen by the Board of Directors and may include a chairman, president, senior vice president, vice president, chief financial officer, chief accounting officer, secretary, treasurer and controller. The Board of Directors may also choose additional senior vice presidents, vice presidents and one or more assistant secretaries and treasurers, and such other officers and agents as it deems necessary. Only the chairman and president need be a member of the Board of Directors.

                         4.2.2 Term;  Powers.  Corporate officers will hold
their offices for such terms as determined by the Board of Directors and until their successors are chosen and qualified. Corporate officers will possess and may exercise all the powers and privileges granted to officers under the Delaware General Corporation Law, together with any powers incidental thereto, including, without limitation, the power and authority to execute and deliver by and on behalf of the Corporation all contracts, agreements, deeds, bills of sale, leases, mortgages, notes, releases, indentures, guaranties, certificates, instruments, satisfactions of mortgages and other documents. Corporate officers will perform such duties and have such responsibilities as are set forth in these By-Laws and as will be determined from time to time by the Board of Directors.
The compensation of all corporate officers will be fixed by the Board of Directors.

                         4.2.3   Removal;  Vacancies.   Corporate  officers
may be removed and vacancies in corporate offices will be filled in accordance with Article SEVENTH of the Certificate of Incorporation.

                         4.2.4   Chairman.   The chairman will be the chief
executive officer of the Corporation, will have such powers as are set forth in Section 4.2.2 hereof, and will be responsible for the effective operation of the Board of Directors and coordinate its various activities and the activities of its several committees. The chairman will preside at each meeting of the Board of Directors and of the Stockholders and approve the agenda and guide the deliberations of all such meetings. The chairman may appoint, assign duties to, and discharge agents and employees, and will perform all the duties and have all the powers incident to his office or assigned or delegated to him by the Board of Directors.

                         4.2.5   President.   The  president  will  be  the
chief operating officer of the Corporation and will have the powers as set forth in Section 4.2.2 hereof, and will have general supervision over the business of the Corporation and over its several officers with power to delegate authority and assign duties to them. The president will, in the absence of the chairman, preside at meetings of the Stockholders and of the Board of Directors. The president will perform such other duties and have such other powers incident to his office or assigned or delegated to him by the Board of Directors.

                         4.2.6 Senior Vice Presidents and Vice  Presidents.
The senior vice presidents and the vice presidents will have the powers as set forth in Section 4.2.2 hereof, and will, in the absence or disability of the chairman and the president, perform the duties and exercise the powers of the chairman and the president of the Corporation. They will perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                         4.2.7   Chief  Financial Officer.   The corporate
officer designated by the Board of Directors will be the chief financial officer of the Corporation and will perform such other duties and will have such other powers as the Board of Directors may from time to time prescribe.

                         4.2.8   Chief   Accounting   Officer.   The vice
president, controller will be the chief accounting officer of the Corporation and will perform such other duties and will have such other powers as the Board of Directors may from time to time prescribe.

                         4.2.9   Secretary and AssistantSecretaries. (a)
The secretary will attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose and will perform like duties for the standing committees when required. The secretary will give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he will be. The secretary will keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it will be attested by his or her signature or by the signature of the treasurer or an assistant secretary.

                         (b)  The assistant secretaries  in  the  order of
their seniority, unless otherwise determined by the Board of Directors, will, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They will perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                         4.2.10   Treasurer.  (a)  The treasurer will have
the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                         (b)  The treasurer will disburse the funds of the
Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

                         (c) If  required by the Board of  Directors,  the
treasurer will give the Corporation a bond (which will be renewed every six years) in such sum and with such surety or sureties as will be satisfactory to the Board of Directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, n case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the treasurer's control belonging to the Corporation.

                  4.3   Division Officers.

                         4.3.1   Presidents of Operations; Division Chairmen
and Division Presidents. There will be several areas of operations designated by the president of the Corporation, each of which will consist of one or more divisions of the Corporation. Each such area of operations may have a
president, whose   title  will   be  president of  operations,  U.S.  Home
Corporation  (name of area of operations),  and who will be designated and
appointed by the  president of the  Corporation.  The  president   of  the
Corporation  will  also  fix the  compensation  of each such  president of operations. Each division within each area of operations will have a division president and if designated and appointed by the president of
operations,   a  division  chairman,   whose respective   titles  will  be
president (name of division) and chairman (name of division), who will hold office for such term as will be determined by the president of operations in charge of such division. The president of operations will fix the compensation of each division chairman and division president
within the  area of  operations  of  such   president  of  operations. All
designations  and   appointments of  presidents  of  operations,  division
chairmen and division presidents will be made by the execution and delivery of a written certificate to such effect. A vice president of the Corporation designated by the president of the Corporation to be in charge of one or more divisions will have all the powers of a president of operations, in addition to the powers of an officer of the Corporation.

                         4.3.2   Other Officers.   Each area of operations
and each division of the Corporation may have such other officers as will be designated and appointed by a president of operations, division chairman or a division president by executing a written certificate to such effect and may include, without limitation, vice presidents, secretaries, controllers and such other officers and agents as the president of operations, division chairman or division president in his or her discretion will deem necessary and proper. Such officers will hold their offices for such terms as will be determined by the president of operations of such area of operations, the division chairman or the division president, from time to time and until their successors are chosen and qualified. Such officers will have such powers and perform such duties as set forth in Sections 4.3.3 and 4.3.4 hereof and may be removed at any time with or without cause by the president of operations of such area of operations, the division chairman or the division president, and vacancies in such division offices may be filled at any time as provided in this Section 4.3.2.

                         4.3.3   General    Powers.   Each   president   of
operations,  division  chairman, division  presiden   and other officers of
areas of operations and divisions will have the limited powers and authority as an officer of the Corporation subject to the further limitation in the next full sentence, to execute and deliver, by and on behalf of
the   Corporation,  all  contracts,  agreements,  deeds,  bills  of  sales, mortgages, notes, releases, indentures, guaranties, leases, certifications, satisfactions of mortgage, and other documents which relate solely to
the business,   operations and  properties of his or her area of operations
or division  and   which  require  for   valid  execution,  delivery    and
implementation under applicable law the authorization of an officer  of the

Corporation; such officers will have the power and authority to affix the corporate seal to any such documents and any area of operations or division secretary or assistant secretary, or area of operations or division controller, may attest thereto by his or her signature. Notwithstanding the generality of the foregoing, only presidents of operations, division chairmen, division presidents or vice presidents of areas of operations or vice presidents of divisions will have the authority to approve, execute and deliver, in the name and on behalf of the Corporation, contracts for the sale and purchase of real property or interests therein, and to execute and approve any documents, including, without limitation, deeds, notes, mortgages and leases and take any action deemed necessary and proper by such officers in connection with such sale or purchase of real property, so long as such transactions or series of related transactions have been approved by the Asset Management Committee of the Corporation; provided, that no such transaction or series of related transactions will exceed $9,999,999 without the prior approval of the president of the Corporation or the Board of Directors; nor will any officer of an area of operations or a division therein be authorized to enter into any contract for the purchase of any permanent mortgage commitments which require the mandatory delivery of mortgages or any permanent mortgage commitment which provides for liability to the Corporation of more than 1 percent of the amount of the commitment without first having obtained the approval of the president of the Corporation or the chief financial officer of the Corporation or other senior officer of the Corporation. The authority of officers of areas of operations and divisions set forth in this Section 4.3.3 may be increased or reduced by subsequent resolution of the Board of Directors.

                         4.3.4 Bank Accounts. Each president of operations,
each division chairman and each division president will have the authority on behalf of the Corporation and with respect to the funds of his area of operations or division to open, maintain and close depository, payroll, escrow, savings and other accounts with any commercial banks, savings and loan associations or other financial institutions, and, in connection therewith, to authorize other officers and employees of such area of operations or division to have such signatory and other authority with respect to any and all such accounts as such officer in his or her discretion deems necessary and proper, and to approv any and all resolutions required by such banks, savings and loan associations or other financial institutions for the opening and maintenance of any such accounts.

5.       SHARES.

                  5.1 Certificates. The Corporation's shares will be represented by certificates in the form approved by the Board of Directors. Each certificate will be signed by the chairman, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and will be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

                  5.2 Transfers. Subject to Article FIFTH of the Certificate of Incorporation, shares will be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board of Directors may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

                  5.3 Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the determination of Stockholders entitled to notice of or to vote at any meeting of the Stockholders, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.       MISCELLANEOUS.

                  6.1 Seal. The Board of Directors will adopt a corporate seal, which will be in the form of a circle and will bear the Corporation's name and the year and state in which it is incorporated.

                  6.2 Fiscal Year. The Board of Directors may determine the Corporation's fiscal year from time to time. Until changed by the Board of Directors, the Corporation's fiscal year will be the 12-month period ending December 31 in each year.

                  6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of the Corporation or by proxy or proxies appointed by one of them. The Board of Directors may, however, appoint another person to vote the shares.

                  6.4 Amendments. These By-Laws may be amended, repealed or new By-Laws may be adopted by the Stockholders or by a majority of the Board of Directors.